UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2009
DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in charter)
Not Applicable
(Former name or former address, if changed since last report)

DELAWARE	000-50866	23-2636866
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	file number)	Identification Number)

1436 Lancaster Avenue
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 10, 2009, Dollar Financial Corp. (the “Company”) and certain of its direct and indirect wholly owned U.S. and Canadian subsidiaries, including National Money Mart Company (“NMM”), entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers thereunder (collectively, the “Initial Purchasers”), relating to the sale by NMM to the Initial Purchasers of $600,000,000 aggregate principal amount of NMM’s 10.375% senior notes due 2016 (the “Notes”) for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act of 1933, as amended. NMM’s obligations under the Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by the Company and certain of its current and future direct and indirect wholly owned U.S. and Canadian subsidiaries. The offering is expected to settle on December 23, 2009, subject to customary closing conditions.
     The Notes will be issued pursuant to an indenture to be entered into upon the closing of the offering among NMM, the Company and the other guarantors of the Notes, and U.S. Bank National Association, as trustee.
     The Notes will bear interest at the rate of 10.375% per year. NMM will pay interest on the Notes on June 15 and December 15 of each year, commencing on June 15, 2010.
     The Notes will mature on December 15, 2016. The maturity date of the Notes will be automatically shortened to November 30, 2012, unless prior to October 30, 2012 the aggregate principal amount of the Company’s outstanding 2.875% senior convertible notes due 2027 has been reduced to an amount less than or equal to $50.0 million by means of (i) the repurchase or redemption thereof , (ii) defeasance thereof or (iii) the exchange or conversion thereof into unsecured notes of the Company or any of its direct or indirect subsidiaries having no mandatory repayment prior to April 1, 2015, or into common stock of the Company.
     Upon the occurrence of certain change of control transactions, NMM will be required to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date, unless certain conditions are met. After December 15, 2013, NMM will have the right to redeem the Notes, in whole at any time or in part from time to time, (i) at a redemption price of 105.188% of the principal amount thereof if the redemption occurs prior to December 15, 2014, (ii) at a redemption price of 102.594% of the principal amount thereof if the redemption occurs before December 15, 2015, and (iii) at a redemption price of 100% of the principal amount thereof if the redemption occurs after December 15, 2015.
     In connection with the issuance of the Notes, NMM, the Company and each of the guarantors of the Notes will enter into a registration rights agreement with Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, NMM will agree to file with the Securities and Exchange Commission a registration statement under the Securities Act with respect to an offer to exchange the Notes for new 10.375% senior notes due 2016 of NMM, with terms substantially similar to the Notes, no later than 90 days after the issuance of the Notes.
     A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the information in the Purchase Agreement is incorporated into this Item 1.01 by this reference.
     On December 11, 2009, the Company issued a press release announcing the pricing and other terms of the Notes (the “Announcement”). A copy of the Announcement is attached to this Current

Report on Form 8-K as Exhibit 99.1, is incorporated herein by reference and is being filed pursuant to Rule 135c under the Securities Act. The Announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities.
     The Notes have not been registered under the Securities Act, or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure in Item 1.01 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

Exhibit 10.1	Purchase Agreement dated December 10, 2009 by and among National Money Mart Company, Dollar Financial Corp. and certain subsidiaries of Dollar Financial Corp. parties thereto, and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC., as representatives of the initial purchasers

Exhibit 99.1	Press Release of Dollar Financial Corp. issued December 11, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
Date: December 11, 2009	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President, Finance and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 10.1	Purchase Agreement dated December 10, 2009 by and among National Money Mart Company, Dollar Financial Corp. and certain subsidiaries of Dollar Financial Corp. parties thereto, and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC., as representatives of the initial purchasers

Exhibit 99.1	Press Release of Dollar Financial Corp. issued December 11, 2009